Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Shareholders and Board of Directors
Wright Medical Group N.V.:
We consent to the incorporation by reference in the registration statements (Nos. 333-222057 and 333-211115) on Form S-3 and the registration statements (Nos. 333-212381, 333-207230, 333-207231, 333-182452, 333-172553, and 333-219112) on Form S-8 of Wright Medical Group N.V. and subsidiaries of our reports dated February 26, 2019, with respect to the consolidated balance sheets of Wright Medical Group N.V. as of December 30, 2018 and December 31, 2017, and the related consolidated statements of operations, comprehensive loss, cash flows, and shareholders’ equity for the years ended December 30, 2018, December 31, 2017 and December 25, 2016 and the related notes and financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 30, 2018 which reports appear in the December 30, 2018 annual report on Form 10-K of Wright Medical Group N.V.

/s/ KPMG LLP
Memphis, Tennessee
February 26, 2019